Exhibit 10.1

CODE REBEL CORPORATION

NOTE PURCHASE AGREEMENT

AS OF ___________ __, 2014

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (“Agreement”) is made and entered into as of ________ __, 2014, by and among CODE REBEL CORPORATION, a Delaware corporation (the “Company”), and ______________________ (“the “Lender,”).  The Lender is one of the “Lenders” who have purchased Notes of the Company pursuant to this Agreement and the Other Agreements; all of which Lenders are listed on the schedule of Lenders attached hereto (the “Schedule of Lenders”).  Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in Section 1 below.

WHEREAS, the Lender intends to provide $_______ of Consideration to the Company as described herein; and

WHEREAS,  the Company intends to offer to all Lenders, including the Lender, up to an aggregate of $4,000,000 of Company Notes in exchange for the payment of a total of $4,000,000 of Consideration to the Company; and

WHEREAS, pursuant to this Agreement, the Company and the Lender wish to provide for the sale and issuance of a $_______ Note to the Lender in return for the provision by the Lender of the Consideration to the Company; and

WHEREAS, the parties intend for the Company to issue in return for the Consideration the Note that shall, inter alia, entitle the holder to purchase shares of the Company’s Equity Securities.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Definitions.

(a) “Consideration” shall mean $_______, being the amount of money paid by the Lender pursuant to this Agreement as shown on the Schedule of Lenders.

(b) “Conversion Shares” shall mean, for purposes of determining the type of Equity Securities issuable upon conversion of the Note issued under this Agreement and the other Notes issued to Lenders under the Other Agreements:

(i) with respect to a conversion pursuant to Section 2.2(a), the Equity Securities issued in the Next Equity Financing; and

(ii) with respect to a conversion pursuant to Section 2.2(b), shares of the Company’s Common Stock.

(c) “Conversion Price” shall equal:

(i) With respect to a conversion pursuant to Section 2.2(a), the lower of (A) 80% of the price paid per share for Equity Securities by the investors in the Next Equity Financing or (B) the quotient resulting from dividing (x) $10,000,000 by (y) the number of shares of outstanding common stock of the Company immediately prior to the closing of the Next Equity Financing (assuming conversion of all securities convertible into common stock and exercise of all outstanding options and warrants to purchase common stock), but excluding, for this purpose, (A) the shares reserved or authorized for issuance under the Company’s existing stock option plan (B) the conversion contemplated by Section 2.2, and (C) any Common Stock issued or issuable upon the conversion into or exercise of any securities convertible or exercisable for Company Common Stock in connection with any acquisition or joint venture by the Company, including any securities issued by the Company to Ericom Software, Ltd. or its affiliate or any other Person.

(ii) With respect to a conversion pursuant to Section 2.2(b), the quotient resulting from dividing (A) $10,000,000 by (B) the number of shares of outstanding common stock of the Company immediately prior to the closing of the Next Equity Financing (assuming conversion of all securities convertible into common stock, exercise of all outstanding options and warrants to purchase common stock and including the shares reserved or authorized for issuance under the Company’s existing stock option plan but excluding, for this purpose, (A) the shares reserved or authorized for issuance under the Company’s existing stock option plan (B) the conversion contemplated by Section 2.2, and (C) any Common Stock issued or issuable upon the conversion into or exercise of any securities convertible or exercisable for Company Common Stock in connection with any acquisition or joint venture by the Company, including any securities issued by the Company to Ericom Software, Ltd. or its affiliate or any other Person.

(d) “Corporate Transaction” shall include (i) the closing of the sale, transfer or other disposition of all or substantially all of the Company’s assets, (ii) the consummation of the merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the capital stock of the Company or the surviving or acquiring entity), (iii) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of the Company’s securities), of the Company’s securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of the Company (or the surviving or acquiring entity) or (iv) a liquidation, dissolution or winding up of the Company; provided, however, that a transaction shall not constitute a Corporate Transaction if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately prior to such transaction.

(e) “Equity Securities” shall mean the Company’s Common Stock or Preferred Stock or any securities conferring the right to purchase the Company’s Common Stock or Preferred Stock or securities convertible into, or exchangeable for (with or without additional consideration), the Company’s Common Stock or Preferred Stock, except any security granted, issued and/or sold by the Company to any director, officer, employee or consultant of the Company in such capacity for the primary purpose of soliciting or retaining their services.

(f) “Exercise Price”  shall mean a price per share of Common Stock issuable upon any full or partial exercise of the Warrant which shall be equal to the Conversion Price.

(g) “Majority Note Holders” shall mean the holders of a majority in interest of the aggregate principal amount of all Notes.

(h) “Maturity Date” shall mean, with respect to all Notes issued to Lenders by the Company, including the Note issued under this Agreement, the date that is 18 months following the date of issuance of each Note.

(i) “Next Equity Financing” shall mean the next sale (or series of related sales) by the Company of its Equity Securities following the date of this Agreement from which the Company receives gross proceeds of not less than $750,000 (excluding the aggregate amount of debt securities converted into Equity Securities upon conversion of the Note pursuant to Section 2.2 below).

(j) “Note” shall mean the Note issued to the Lender under this Agreement.

(k) “Notes” shall mean the collective reference to the Note issued to the Lender and all other promissory notes up to $4,000,000 principal amount in the aggregate (including the Note issued to the Lender) that are issued to all Lenders pursuant to Section 2.1 of this Agreement and Section 2.1 of all Other Agreements, the form of which is attached hereto as Exhibit A.  The Notes are subordinate in right of payment to all current and future certain indebtedness of the Company owed to banks and other institutions.

(l) “Other Agreements” shall mean, in addition this Agreement, all other Note Purchase Agreements executed between the Company and all other Lenders in connection with the sale and issuance of up to $4,000,000 principal amount of Notes issued and to be issued by the Company to all Lenders, including the Lender.

(m) “Warrant” shall mean the three (3) year warrant to purchase Common Stock of the Company issued to the Lender and all other Lenders pursuant to Section 6.3 of this Agreement and Section 6.3 of the Other Agreements that is substantially in the form of Exhibit B annexed hereto and made a part hereof.

(n) “Warrant Shares” shall mean the shares of Common Stock issuable upon exercise of the Warrant.

2.    Amount and Terms of the Note.

                2.1 Issuance of Note

.  In return for the Consideration paid by the Lender, the Company shall sell and issue to such Lender the Note.  The Note shall have a principal balance equal to $_______, being the Consideration paid by such Lender for the Note, as set forth in the Schedule of Lenders.  Each Note shall be convertible into Conversion Shares pursuant to Section 2.2 below.

2.2 Right to Convert Note.

(a) Next Equity Financing.  The principal and unpaid accrued interest of the Note will be automatically converted into Conversion Shares upon the closing of the Next Equity Financing.  Notwithstanding the foregoing, accrued interest on this Note may be paid in cash at the option of the Company.  The number of Conversion Shares to be issued upon such conversion shall be equal to the quotient obtained by dividing the outstanding principal and unpaid accrued interest on the Note to be converted, or portion thereof, on the date of conversion, by the Conversion Price.  At least five (5) days prior to the closing of the Next Equity Financing, the Company shall notify the holder of the Note and all other Notes in writing of the terms under which the Equity Securities of the Company will be sold in such financing.  The issuance of Conversion Shares pursuant to the conversion of each Note shall be upon and subject to the same terms and conditions applicable to the Equity Securities sold in the Next Equity Financing.

(b) Corporate Transaction.  In the event of a Corporate Transaction prior to full payment of the Note or prior to the time when the Note may be converted (as provided herein), at Lender’s election, (i) all outstanding principal and unpaid accrued interest due on such Note shall be converted into that number of Conversion Shares equal to the quotient obtained by dividing the outstanding principal and unpaid accrued interest on the Note to be converted, or portion thereof, on the date of conversion, by the Conversion Price; or (ii) the Lender shall be paid an amount equal to all accrued and unpaid interest due on such Note plus the outstanding principal amount of such Note.

(c) No Fractional Shares.  Upon the conversion of the Note into Conversion Shares, in lieu of any fractional shares to which the holder of the Note would otherwise be entitled, the Company shall pay the Note holder cash equal to such fraction multiplied by the Conversion Price.

(d) Mechanics of Conversion.  The Company shall not be required to issue or deliver the Conversion Shares until the Lender or other Note holder has surrendered the Note to the Company.  Such conversion may be made contingent upon the closing of the Next Equity Financing or Corporate Transaction.

3.    Closing Mechanics.

3.1   Closing.  The closing (the “Closing”) of the purchase of the Note in return for the Consideration paid by the Lender and each of the other Lenders shall take place remotely via the exchange of documents and signatures on the date of this Agreement or, or at such other time and place as the Company and such Lender agree upon orally or in writing.  At the Closing, the Lender shall deliver the Consideration to the Company and the Company shall deliver to the Lender one or more executed Note in return for the respective Consideration provided to the Company.

3.2   Subsequent Closings.  In any subsequent closing (each a “Subsequent Closing”), the Company may sell additional Notes subject to the terms of the Other Agreements to any Lender as it shall select provided that the aggregate amount of Consideration and all Notes issued by the Company (including the Note issued to the Lender) does not exceed $4,000,000.  Any subsequent purchasers of Notes shall become a party to, and shall be entitled to receive Notes in accordance with the Other Agreements.  Each Subsequent Closing shall take place at such locations and at such times as shall be mutually agreed upon orally or in writing by the Company and such purchasers of additional Notes.

3.3           Offering Period; No Minimum Offering; Other Agreements.  By their execution of this Agreement, the Company and the Lender acknowledge that there is no minimum aggregate amount of Consideration that must be received by the Company to complete the offering and sale of up to $4,000,000 of Notes and that all Consideration proceeds received by the Company from the sale of the Note and other Notes shall be retained by it and not be subject to refund.  All Other Agreements shall (except for the amount of Consideration and name of the Lender) be substantially similar to the terms and conditions of this Agreement.  The offering of Notes to the Lender and all other Lenders may continue to be made by the Company until September 30, 2014; provided, that the Company may extend such date to as late as October 31, 2014 (the “Offering Period”).

4.    Representations and Warranties of the Company.  In connection with the transactions provided for herein, the Company hereby represents and warrants to the Lender and the other Lenders that:

4.1   Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.   The Company is the holder of 100% of the issued and outstanding membership interests of Code Rebel LLC, a Hawaii limited liability company formed in 2007 (the “Subsidiary”).  All of the current business operations of the Company is conducted through the Subsidiary.  All references in this Section 4 to the “Company” shall mean and include Code Rebel Corporation, a Delaware corporation and its Code Rebel LLC Subsidiary.

4.2    Authorization.  Except for the authorization and issuance of the shares issuable in connection with the Next Equity Financing, all corporate action has been taken on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Other Agreements and the Notes issued hereunder and thereunder.  Except as may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights, the Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Agreement, the Other Agreements and the Notes, the valid and enforceable obligations they purport to be.

4.3   Compliance with Other Instruments.  Neither the authorization, execution and delivery of this Agreement, the Other Agreements nor the issuance and delivery of the Notes issued hereunder and thereunder, will constitute or result in a material default or violation of any law or regulation applicable to the Company or any material term or provision of the Company’s current Certificate of Incorporation or bylaws or any material agreement or instrument by which it is bound or to which its properties or assets are subject.

4.4   Valid Issuance of Stock.  The Conversion Shares to be issued, sold and delivered upon conversion of the Notes will be duly authorized and validly issued, fully paid and non-assessable and, based in part upon the representations and warranties of the Lenders in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

4.5   Intellectual Property.  To its knowledge (but without having conducted any special investigation or patent or trademark search), the Company has sufficient title and ownership of or licenses to all patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted  without any violation or infringement of the rights of others.  The founder(s) has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms made available to the Lender.

4.6    Litigation.  There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of the Company, threatened against the Company or any of its properties or any of its officers or managers (in their capacities as such).  There is no judgment, decree or order against the Company, or, to the knowledge of the Company, any of its directors or managers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a material adverse effect on the Company.

5.    Representations and Warranties of the Lender.  In connection with the transactions provided for herein, the Lender hereby represents and warrants to the Company that:

5.1   Authorization.  This Agreement constitutes such Lender’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.  The Lender represents that it has full power and authority to enter into this Agreement.

5.2   Purchase Entirely for Own Account.  The Lender acknowledges that this Agreement is made with Lender in reliance upon such Lender’s representation to the Company that the Note, the Conversion Shares, and any Common Stock issuable upon conversion of the Conversion Shares (collectively, the “Securities”) will be acquired for investment for Lender’s own account, not as a nominee or agent (unless otherwise specified on such Lender’s signature page hereto), and not with a view to the resale or distribution of any part thereof, and that such Lender has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, the Lender further represents that such Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

5.3   Disclosure of Information.  The Lender acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities.  The Lender further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

5.4   Investment Experience.  The Lender is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.  If other than an individual, the Lender also represents it has not been organized solely for the purpose of acquiring the Securities.

5.5   Accredited Investor.  The Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission (the “SEC”), as presently in effect.

5.6   Restricted Securities.  The Lender understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933 (the “Act”) only in certain limited circumstances.  The Lender represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

5.7    Further Limitations on Disposition. Without in any way limiting the representations and warranties set forth above, the Lender further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 5, Section 7.11 and:

(a)   There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)   (i) The Lender has notified the Company of the proposed disposition and has furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (ii) if reasonably requested by the Company, the Lender shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act.  It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in extraordinary circumstances.

    The Lender shall not make any disposition of any Note, Conversion Share or Securities to any of the Company’s competitors as such is in good faith determined by the Company.

5.8   Legends.  It is understood that the Securities may bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.”

6.   Additional Agreements of the Parties.

6.1           Sale of Equity Securities. On a date which shall commence sixty (60) days following the date of consummation of the Net Equity Financing and conversion of the Note into Common Stock of the Company, subject to the applicable provisions of Regulation D and Rule 144, as promulgated under the Securities Act of 1933, as amended (the “Securities Act”),  the Lender shall have the right to sell that number of Conversion Shares as shall provide the Lender with proceeds equal to the amount of the Consideration paid by the Lender to the Company pursuant to this Agreement.  If the Next Equity Financing shall be an initial public offering of securities of the Company (an “IPO”), subject only to any limitations imposed by the managing underwriter or placement agent in such IPO, the Company shall register under the Securities Act and the Lender shall be permitted to sell in the IPO, that number of Conversion Shares (the “Registered Shares”) which, based on the initial per share offering price of Common Stock sold by the Company in the IPO (the “Offering Price”), shall equal the Consideration.  In addition and in connection with such IPO, the Company shall dedicate and allocate sufficient net proceeds from such IPO and proceeds from the sale of the Notes to buy back from the Lender, at the per share Offering Price, additional shares to cover the “short fall”, if any, between (i) the Consideration paid by the Lender for his or its Note, and (ii) the proceeds received by the Lender (exclusive of selling commissions and taxes) from the sale of the Registered Shares during the first 30 trading days that sales of Registered Shares shall be permitted.  Such obligation will not apply to any Lender to the extent that such Lender elects not to sell Registered Shares during such 30 trading days.   The provisions of this Section 6.1 shall be incorporated in a separate mutual indemnity agreement between the Company and each Lender to be entered into in connection with an IPO.  All of the remaining Conversion Shares and Warrant Shares shall be subject to the provisions of Section 6.2 below.

6.2           “Market Stand-Off” Agreement

(a)           Except as set forth in Section 6.1 above, the Lender hereby agrees that it will not, without the prior written consent of the Company or the placement agent or managing underwriter, during the period, commencing on the date of consummation of the Next Equity Financing or the effective date of the final prospectus relating to the Company’s Initial Offering, as applicable, and ending on the date specified by the Company and the placement agent or managing underwriter, and ending on a day which shall be eighteen (18) months thereafter (the “Restricted Period”): (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Lender or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise.  The foregoing provisions of this Section 6.2 shall apply only to the Company’s initial offering of equity securities, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Lenders if all officers, directors and greater than five percent (5%) stockholders of the Company enter into similar agreements.  The placement agent or underwriters in connection with the Company’s Next Equity Financing or Initial Offering are intended third-party beneficiaries of this Section 6.2 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.  The Lender further agrees to execute such agreements as may be reasonably requested by the placement agent or underwriters in connection with the Company’s Next Equity Financing or Initial Offering that are consistent with this Section 6.2 or that are necessary to give further effect thereto.

(b)           In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the registrable securities of the Lender (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.  Notwithstanding the foregoing, if (i) during the last seventeen (17) days of the 18 month  Restricted Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (ii) prior to the expiration of the 18 month Restricted Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the restricted period, the restrictions imposed by this Section 6.2 shall continue to apply until the expiration of the sixteen (16) day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(c)           The Lender agrees that a legend reading substantially as follows shall be placed on all certificates representing all registrable securities of the Lender (and the shares or securities of every other person subject to the restriction contained in this Section 6.2):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE.  SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

6.3   Warrant and Warrant Shares.  In return for the Consideration paid by the Lender, simultaneous with the sale and issuance of the Note, the Company shall also issue to such Lender a Warrant entitled the Lender or other holder thereof to purchase that number of shares of Common Stock as shall be determined by dividing (a) five (5%) percent of the Consideration paid by such Lender, by (b) the Exercise Price.

7.   State Commissioner of Corporations.

7.1 California Corporate Securities Law

.  THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE.  THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

8.   Miscellaneous.

8.1   Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, provided, however, that the Company may not assign its obligations under this Agreement without the written consent of the Majority Note Holders.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.2   Governing Law.  This Agreement and the Note shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

8.3   Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.4   Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.5   Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given:  (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not so confirmed, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 7.5):

If to the Company:

Code Rebel Corporation
77 Ho’okele Street
Suite 201
Kahului, Hawaii 96732
Attention:  Chief Executive Officer

If to Lender:

At the address shown on the signature pages hereto.

8.6   Brokers and Finder’s Fee.  Except for a potential fee and warrants issuable an affiliate of Asset Alliance Corporation, each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction.  Lender agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which Lender or any of its officers, partners, employees or representatives is responsible.  The Company agrees to indemnify and hold harmless Lender from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

8.7   Expenses.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.  Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

8.8   Entire Agreement; Amendments and Waivers.  This Agreement, the Note and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.  The Company’s agreements with each of the Lenders are separate agreements, and the sales of the Note to each of the Lenders are separate sales.  Nonetheless, any term of this Agreement or the Note may be amended and the observance of any term of this Agreement or the Note may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Majority Note Holders.  Any waiver or amendment effected in accordance with this Section shall be binding upon each party to this Agreement and any holder of any Note purchased under this Agreement at the time outstanding and each future holder of all such Note.

8.9   Effect of Amendment or Waiver.  The Lender acknowledges that by the operation of this Section 8.9 hereof, the Majority Note Holders will have the right and power to diminish or eliminate all rights of such Lender under this Agreement and each Note issued to such Lender.

8.10   Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.11   Stock Purchase Agreement.  The Lender understands and agrees that the conversion of the Note into Conversion Shares may require such Lender’s execution of certain agreements in the form agreed to by investors in the Next Equity Financing relating to the purchase and sale of such securities as well as registration, co-sale, rights of first refusal, rights of first offer and voting rights, if any, relating to such securities.

8.12   Exculpation Among Lenders.  The Lender acknowledges that it is not relying upon any person, firm, corporation or stockholder, other than the Company and its officers and directors in their capacities as such, in making its investment or decision to invest in the Company.  The Lender agrees that no other Lender nor the respective controlling persons, officers, directors, partners, agents, stockholders or employees of any other Lender shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase and sale of the Securities.

8.13   Acknowledgment.  In order to avoid doubt, it is acknowledged that the Lender shall be entitled to the benefit of all adjustments in the number of shares of Common Stock of the Company issuable upon conversion of the Preferred Stock of the Company or as a result of any splits, recapitalizations, combinations or other similar transaction affecting the Common Stock or Preferred Stock underlying the Conversion Shares that occur prior to the conversion of the Note.

8.14   Further Assurance.  From time to time, the Company shall execute and deliver to the Lenders such additional documents and shall provide such additional information to the Lenders as any Lender may reasonably require to carry out the terms of this Agreement and the Note and any agreements executed in connection herewith or therewith, or to be informed of the financial and business conditions and prospects of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed this Purchase Agreement as of the date first written above.

CODE REBEL CORPORATION By: Name: Arben Kryeziu, Title: Chief Executive Officer

Signature Page to the
Code Rebel Corporation Note Purchase Agreement

Lender Signature Page

IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement as of the date first written above.

LENDER:

________________________________

Address:

Amount of Consideration:    $_______.00

Signature Page to the
Code Rebel Corporation Note Purchase Agreement

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

CONVERTIBLE PROMISSORY NOTE

Date of Issuance
$_______	As of ______ __, 2014

FOR VALUE RECEIVED, Code Rebel Corporation, a Delaware corporation (the “Company”), hereby promises to pay to the order of __________________, or her assigns (the “Lender”), the principal sum of $_______, together with interest thereon from the date of this Note.  Interest shall accrue at a rate of six percent (6%) per annum, compounded annually.  Unless earlier converted into Conversion Shares pursuant to Section 2.2 of that certain Note Purchase Agreement dated as of ______ __, 2014 among the Company, Lender and certain other investors (the “Purchase Agreement”), the principal and accrued interest shall be due and payable by the Company on demand by the Majority Note Holders at any time after the Maturity Date.

This Note is one of a series of Note issued pursuant to the Purchase Agreement, and capitalized terms not defined herein shall have the meaning set forth in the Purchase Agreement.

1.   Payment.  All payments shall be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the holder hereof may from time to time designate in writing to the Company.  Payment shall be credited first to Costs (as defined below), if any, then to accrued interest due and payable and any remainder applied to principal.  Prepayment of principal, together with accrued interest, may not be made without the written consent of the Lender.  The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

2.   Security.  This Note is a general unsecured obligation of the Company.

3.   Conversion of the Note.  This Note and any amounts due hereunder shall be convertible into Conversion Shares in accordance with the terms of Section 2.2 of the Purchase Agreement.  As promptly as practicable after the conversion of this Note, the Company at its expense shall issue and deliver to the holder of this Note, upon surrender of the Note, a certificate or certificates for the number of full Conversion Shares issuable upon such conversion.

4.   Amendments and Waivers; Resolutions of Dispute; Notice.  The amendment or waiver of any term of this Note, the resolution of any controversy or claim arising out of or relating to this Note and the provision of notice shall be conducted pursuant to the terms of the Purchase Agreement.

5.   Successors and Assigns.  This Note applies to, inures to the benefit of, and binds the successors and assigns of the parties hereto; provided, however, that the Company may not assign its obligations under this Note without the written consent of the Majority Note Holders.  Any transfer of this Note may be effected only pursuant to the Purchase Agreement and by surrender of this Note to the Company and reissuance of a new note to the transferee.  The Lender and any subsequent holder of this Note receives this Note subject to the foregoing terms and conditions, and agrees to comply with the foregoing terms and conditions for the benefit of the Company and any other Lenders.

6.   Officers and Directors not Liable.  In no event shall any officer or director of the Company be liable for any amounts due and payable pursuant to this Note.

7.   Expenses.  The Company hereby agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by declaration or otherwise (“Costs”).  The Company agrees that any delay on the part of the holder in exercising any rights hereunder will not operate as a waiver of such rights.  The holder of this Note shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by the party or parties waiving such rights or remedies.

8.   Governing Law.  This Note shall be governed by and construed under the laws of the State of California as applied to other instruments made by California residents to be performed entirely within the State of California.  Notwithstanding any provision of this Convertible Promissory Note to the contrary, this Convertible Promissory Note shall be (to the extent necessary to satisfy the requirements of Section 22062(b)(3)(D) of the California Financial Code) subject to the implied covenant of good faith and fair dealing arising under Section 1655 of the California Civil Code.

9.   Approval.  The Company hereby represents that its board of directors, in the exercise of its fiduciary duty, has approved the Company’s execution of this Convertible Promissory Note based upon a reasonable belief that the principal provided hereunder is appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation.  In addition, the Company hereby represents that it intends to use the principal of this Convertible Promissory Note primarily for the operations of its business, and not for any personal, family or household purpose.

signature page follows

IN WITNESS WHEREOF, the Company has executed this Note as of the date first written above.

CODE REBEL CORPORATION

By:______________________
Name:   Arben Kryeziu
Title:     Chief Executive Officer

Signature page to Code Rebel Corporation Note